SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                                 ___________________

                                       FORM 8-K

                                    CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934




          Date of Report (date of
          earliest event reported):               August 29, 1995


                             METROPOLITAN EDISON COMPANY
                  (Exact name of registrant as specified in charter)


             Pennsylvania           1-446              23-0870160
          (State or other         (Commission          (IRS employer
           jurisdiction of        file number)         identification no.)
           incorporation)




          2800 Pottsville Pike, Reading, Muhlenberg Township, Berks County,
                                                              PA 19640-0001
          (Address of principal executive offices)           (Zip Code)




          Registrant's  telephone number, including  area code:  (610) 929-
          3601





          ITEM 5.   OTHER EVENTS

               (a)  Three Mile Island Unit 2

                    As  previously  reported, on  September  20,  1995, the

          Pennsylvania Supreme  Court reversed  a lower court  decision and restored  a March 1993  order of the  Pennsylvania Public Utility

          Commission  ("PaPUC") permitting the Company to recover estimated

          Three  Mile Island  Unit 2  ("TMI-2") decommissioning  costs from

          customers.   TMI-2 is jointly owned  by the Company, 50%  and its

          affiliates, Pennsylvania  Electric Company ("Penelec"),  25%; and

          Jersey Central Power & Light Company ("JCP&L"), 25%, all of which are subsidiaries of General Public Utilities Corporation ("GPU").

                    Following the lower court's  decision in July 1994, GPU

          had written off, after  tax, $104.9 million (the Company  - $72.8 million and Penelec - $32.1  million, or $0.91 per share) in  the

          second quarter of 1994.   The Supreme Court decision  effectively

          reverses this write off, and GPU therefore will report the entire

          $104.9 million as income in the third quarter of 1995.

                    This amount  includes  $5.7 million  of  certain  TMI-2

          monitored storage  costs which the Company had  sought to collect

          from  Pennsylvania  customers.    Because,   notwithstanding  the

          Supreme  Court decision,  the  Company does  not now  believe the collection  of  these costs  to be  probable,  it is  charging to income $5.7 million in the third quarter of 1995.

               (b)  Non-Utility Generation Contracts

                    Also  as previously reported,  the Company has recently

          entered into  agreements to  buy out certain  of its  uneconomic,

          long-term power purchase  agreements ("PPAs") with  developers of proposed non-utility generation facilities.






                    The Company has entered into separate agreements to buy

          out  the  proposed   100  MW  Scranton  Energy   Project  and  to

          restructure  or buy  out the  planned 227  MW York  County Energy

          Project.

                    Under the  Scranton buyout agreement,  the Company  has

          agreed  to pay to the Scranton  developers $20 million to buy out and  terminate the  PPA and  will ask  the  PaPUC to  approve the

          recovery, through  customer rates,  of these buy-out  costs.   In

          addition, the Company has agreed to increase the buy-out price by up to an  additional $10 million  if and to  the extent that  the

          PaPUC  permits  the Company  to  recover  the additional  amounts through customer rates.  The Company has estimated that if built,

          the  Scranton Energy Project would  have cost customers more than

          $350  million (1995 million)  above the  cost of  other available sources of energy.

                    In  the  York Energy  agreement,  the  Company and  the

          project  developers  have  agreed  that the  proposed  coal-fired project  will not  be built,  and that  the parties  will instead attempt to restructure the PPA to  allow for the development of a natural  gas-fired facility.  The  Company has agreed  to pay the

          York  Project developers up to $30 million to terminate the coal-

          fired project development and an additional $5 million if the PPA

          cannot  be  restructured.   The Company  will  ask the  PaPUC for

          approval to recover the buy-out costs from customers.

                    Copies  of  the  Company's  related  news releases  are

          annexed as exhibits.










          ITEM 6. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

               (c)  Exhibits

                    1.   Met-Ed   News  Releases,   dated  August   29  and

          September 26, 1995





















































                                      SIGNATURE

                    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE

          ACT  OF 1934, THE  REGISTRANT HAS DULY  CAUSED THIS  REPORT TO BE

          SIGNED  ON   ITS  BEHALF   BY  THE  UNDERSIGNED   THEREUNTO  DULY

          AUTHORIZED.


                                        METROPOLITAN EDISON COMPANY


                                        By:______________________________
                                             T. G. Howson, Vice President
                                             and Treasurer


          Date:  October 4, 1995